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                                                  Exhibit 99



  MORGAN STANLEY EXPECTS 4TH QUARTER EARNINGS SUBSTANTIALLY
               BELOW 3RD QUARTER 1994 RESULTS

   Cites Lower Revenues Due to Difficult Market Conditions


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     NEW YORK, January 19, 1995 -- Morgan Stanley Group Inc.
(NYSE:MS) today announced that primarily as a result of difficult conditions in fixed income and equity markets, including emerging markets, it expects that earnings for the fourth quarter ending January 31, 1995 will be substantially below the level reported in the third quarter.

     Morgan Stanley will report fourth quarter and fiscal year earnings on February 28.